Exhibit 99.1

News release

PARKER MEEKS NAMED HYZON MOTORS CHIEF EXECUTIVE OFFICER
Meeks Brings Nearly Two Decades of Experience in Energy, Infrastructure, and Transportation Sectors to Top Post

ROCHESTER, N.Y. – March 13, 2023 – Hyzon Motors Inc. (NASDAQ: HYZN), a global supplier of zero-emission fuel cell electric heavy-duty vehicles, today announced it has named Parker Meeks as Chief Executive Officer, effective immediately.

Meeks brings deep strategic, analytical, and performance-driven expertise across energy, transportation, and infrastructure to the company, along with strong tactical, operating, and organizational leadership experience. Meeks has also spearheaded initiatives to optimize Hyzon’s financial, accounting, and governance strategies to spur growth and deliver value to shareholders. Meeks has a clear vision for the future of the company and has put in place a strong, sustainable foundation to ensure its growth and success.

During his brief tenure as interim CEO and after nearly two years in company leadership, Meeks achieved significant milestones for Hyzon, such as fostering a collaborative technology development effort to bring a complementary heavy-duty fuel cell truck to the US market with an electric powertrain provider, enhancing the Heavy Rigid and global Cabover product portfolios, continuing to progress the company’s hydrogen fuel infrastructure partner and project portfolio, and launching vehicle trials with a global trucking giant in Germany and an Austrian grocery retailer.

“Parker Meeks is the right leader for Hyzon, bringing extensive experience across sectors vital to the company’s future,” said Elaine Wong, Hyzon’s Lead Independent Director. “In the time since he was named President and interim CEO, Parker has proven to be a trusted, strategic advisor uniquely adept at driving execution across global business operations. We have every confidence in his leadership of Hyzon during this exciting new chapter.”

Hyzon’s Board of Directors appointed Meeks President and interim CEO August 17, 2022. He immediately took over full responsibility for day-to-day management of all business lines and functions reporting to the board. Since then, Meeks directed a strategic review of global operations, which led to a reorganization of European operations under new leadership and ownership structures, as well as exit of the commercial truck operations in China to focus on high-priority regions (North America, Europe, Australia).

“Hyzon has a bright future, and I am privileged to take the permanent helm and put my decades of experience to work in a new way,” said Parker Meeks, CEO of Hyzon Motors. “Pairing our proprietary technology with operational excellence will position our company to help lead the global clean energy transition. In this fresh, new chapter, I’ll focus on leading Hyzon’s commercialization efforts to accelerate decarbonization on both a global and customer-by-customer basis.”

Accelerating the
Energy Transition	hyzonmotors.com

Meeks’ experience spans traditional energy, decarbonization and energy transition, infrastructure, and transportation sectors. He has served clients and led operations across four continents, more than 15 countries, and more than half of U.S. states.

Before joining Hyzon in June 2021 as Chief Strategy Officer and being appointed President and interim CEO in August 2022, Meeks served as President, Infrastructure Sector for TRC Companies, a design and construction management business in transportation, renewable energy, and water resources end markets. He was responsible for a nationwide 900-person design and construction management business with operations in 25+ US states, China, and Canada. Meeks drove initiatives including key business developments, partnership strategies, merger integration, and digital technology solution development and commercialization.

Prior to TRC, he was a partner and founding leader of McKinsey & Company’s global Capital Productivity & Infrastructure practice, a division that has more than 1,000 employees across the world which supported over 30 mega-projects (> $500M in total project cost) over a 5-year period. He also served as the managing partner of McKinsey’s Houston office. Meeks served clients in over 10 countries on four continents delivering over $18 billion in entity value improvements predominantly in strategic growth, private equity-backed business building, operational performance improvement, and major capital project turnarounds.

Meeks has a BS in electrical engineering from Columbia University, an MBA from Rice University, and he serves on the advisory board for Rice University’s chemical engineering department.

About Hyzon Motors
Hyzon is a global supplier of fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, Australia, and China. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions in the transport sector with a focus on commercial vehicles and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe and around the world to mitigate emissions from diesel transportation - one of the single largest sources of carbon emissions globally. The Company is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

Accelerating the
Energy Transition	hyzonmotors.com

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2022, our Amended Registration Statement on Form S-1 filed with the SEC on April 6, 2021, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurances that Hyzon will achieve its expectations.

Media contacts:

Hyzon Motors:
hyzon@kivvit.com

For investors:
IR@hyzonmotors.com

Accelerating the
Energy Transition	hyzonmotors.com